Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces First Quarter 2011 Results

Wilmington, MA (May 12, 2011) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal first quarter ended March 31, 2011.

“First quarter revenue increased 5.9% to $129.9 million and was our fourth consecutive quarter of year over year growth. Revenue growth was experienced across all customer groups, though highlighted by ongoing strength in cardiology.” said Donald Spence, President and CEO of Accellent. “Driving sustainable revenue growth is paramount to our success as we move forward.”

First Quarter 2011 Financial Results

Net sales increased 5.9% to $129.9 million in the first quarter of 2011 compared with $122.7 million in the first quarter of 2010. Income from operations was $13.0 million in the first quarter of 2011, compared to $14.6 million in the first quarter of 2010. Our net loss was $8.2 million in the first quarter of 2011, compared with a net loss of $7.8 million in the first quarter of 2010. The net loss in the first quarter of 2010 included $5.8 million of costs associated with the refinancing of the company’s term loan during the quarter.

Adjusted EBITDA for the first quarter of 2011 was $23.8 million, or 18.4% of net sales, compared to Adjusted EBITDA of $24.7 million, or 20.2% of net sales, in the first quarter of 2010.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our first quarter financial results in a conference call scheduled for today, May 12, 2011 at 5 p.m. Eastern Daylight Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 770-7146 pass code 31513437. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 46650113 until May 19, 2011.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 25, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

For the three months ended March 31, 2011 and 2010

(in thousands)

	Three Months Ended
	March 31, 2011	March 31, 2010
Net sales	$129,889	$122,680
Cost of sales (exclusive of amortization)	98,318	90,405

Gross profit	31,571	32,275

Operating expenses:
Selling, general and administrative expenses	14,112	13,251
Research and development expenses	747	679
Amortization of intangible assets	3,735	3,735

Total operating expenses	18,594	17,665

Income from operations	12,977	14,610

Other (expense) income, net:
Interest expense, net	(17,249)	(17,424)
Loss on debt extinguishment	—	(5,791)
Other (expense) income, net	(1,934)	2,267

Total other (expense) income, net	(19,183)	(20,948)

Loss before income taxes	(6,206)	(6,338)

Provision for income taxes	1,965	1,481

Net loss	$(8,171)	$(7,819)

ACCELLENT INC.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
Net loss	$(8,171)	$(7,819)
Interest expense, net	17,249	17,424
Provision for income taxes	1,965	1,481
Depreciation and amortization	9,441	9,345

EBITDA (1)	$20,484	$20,431

Stock-based compensation – employees	248	16
Stock-based compensation – non-employees	23	24
Employee severance and relocation	335	305
Executive recruiting costs	221	—
Plant closure costs	—	18
Currency transaction loss (gain)	2,020	(1,300)
Change in fair value of derivative instruments	—	(909)
Other taxes	190	41
Loss on debt extinguishment	—	5,791
Management fees to stockholder	319	304

Adjusted EBITDA (1)	$23,840	$24,721

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2011 and December 31, 2010

(in thousands, except share and per share data)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash	$30,031	$40,787
Accounts receivable, net	58,439	54,011
Inventory	75,893	66,028
Prepaid expenses and other current assets	3,829	2,650

Total current assets	168,192	163,476
Property, plant and equipment, net	121,678	121,037
Goodwill	629,854	629,854
Intangible assets, net	160,891	164,626
Deferred financing costs and other assets, net	18,456	19,083

Total assets	$1,099,071	$1,098,076

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$21	$9
Accounts payable	25,489	24,025
Accrued payroll and benefits	10,979	9,102
Accrued interest	19,514	19,787
Accrued expenses and other current liabilities	18,651	17,793

Total current liabilities	74,654	70,716
Long-term debt	712,747	712,675
Other liabilities	36,681	34,177

Total liabilities	824,082	817,568

Stockholder’s equity	274,989	280,508

Total liabilities and stockholder’s equity	$1,099,071	$1,098,076

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency transaction gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.